EX-99.23(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees of JNL Investors Series Trust

We consent to the use of our report dated September 30, 2005 included herein and to the reference to our firm under the heading “Registered Independent Public Accounting Firm” in Part B of the SEC Form N-1A Registration Statement.

KPMG LLP

Chicago, Illinois

October 10, 2005